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                                                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34223 and Form S-8 No. 333-60075) pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc., the Amended Registration Statement (Form S-3/A No. 333-56449) of Alexandria Real Estate Equities, Inc. and the related Prospectus, and the Amended Registration Statement (Form S-3/A No. 333-56451) of Alexandria Real Estate Equities, Inc. and the related Prospectus, of our report dated January 23, 1999, except for Note 15, as to which the date is February 23, 1999, with respect to the consolidated balance sheets of Alexandria Real Estate Equities, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998, 1997 and 1996 and the consolidated financial statement Schedule III, rental properties and accumulated depreciation, which are included in the Form 10-K of Alexandria Real Estate Equities, Inc. for the year ended December 31, 1998.

                                                   /s/ ERNST & YOUNG LLP
                                                       -----------------------

Los Angeles, California
March 12, 1999